UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2019

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Wednesday, May 29, 2019, at 8:00 a.m. Mountain Time, at Sportsman’s Warehouse Holdings, Inc., 7035 South High Tech Drive, Midvale, UT 84047.

Details of the business to be conducted at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Only stockholders of record at the close of business on April 5, 2019 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. On or about April 19, 2019, we are first mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders that did not request to receive printed copy of our proxy materials, including the Proxy Statement and our Annual Report for the fiscal year ended February 2, 2019 or are otherwise receiving our proxy materials electronically by email. The Notice of Internet Availability contains instructions for our stockholders on how to access our proxy materials over the Internet and vote their shares. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail on or about April 19, 2019.

Stockholders will have an opportunity to approve a proposed new equity incentive plan, the 2019 Performance Incentive Plan (as described in Proposal 2 below), which will provide an additional 3.5 million shares for equity incentive awards. The granting of long-term equity incentive awards is a vital component of our compensation program, and allows us to better align the interests of executive officers, employees and directors with those of stockholders.

The Notice of Internet Availability of Proxy Materials also contains instructions to allow you to request printed copies of the proxy materials, including the Proxy Statement, our 2018 Annual Report and a proxy card or voting instruction form.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote on the matters presented. You may vote your proxy via the Internet or by telephone. If you request a printed copy of your proxy materials, you may also vote by mail by signing, dating, and returning your proxy card or voting instruction form in the pre-paid envelope provided. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your continued support and interest in Sportsman’s Warehouse.

Sincerely,

Jon Barker President and Chief Executive Officer

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
7035 SOUTH HIGH TECH DRIVE
MIDVALE, UT 84047

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2019

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Sportsman’s Warehouse Holdings, Inc. (the “Company”) will be held at Sportsman’s Warehouse Holdings, Inc., 7035 South High Tech Drive, Midvale, UT 84047, on Wednesday, May 29, 2019, at 8:00 a.m. Mountain Time. The purposes of the Annual Meeting are to:

1.Elect the two Class II directors named in the accompanying Proxy Statement to serve until the Company’s 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.Approve the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan;

3.Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019; and

4.Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Each outstanding share of the Company’s common stock entitles the holder of record at the close of business on April 5, 2019, the record date, to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Shares of the Company’s common stock can be voted at the Annual Meeting in person or by valid proxy.

A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s Corporate Headquarters located at 7035 South High Tech Drive, Midvale, Utah 84047 for ten days before the Annual Meeting between 8:00 a.m. and 5:00 p.m. Mountain Time and during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy as soon as possible to help ensure the presence of a quorum at the Annual Meeting. You are urged to submit your proxy or voting instructions electronically or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. If you request a printed copy of your proxy materials, you may also vote by mail by signing, dating, and returning your proxy card or voting instruction form in the pre-paid envelope provided. Voting now via proxy will not limit your right to change your vote or to attend the Annual Meeting.

By order of the Board of Directors,

Kevan P. Talbot Chief Financial Officer and Secretary

April 19, 2019

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute forward-looking statements as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements may concern our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition, which are subject to risks and uncertainties. All statements other than statements of historical fact included in this proxy statement are forward-looking statements. These statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events or trends. For example, all statements we make relating to our plans and objectives for future operations, growth or initiatives and strategies are forward-looking statements.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results.

All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	our retail-based business model is impacted by general economic conditions and economic and financial uncertainties may cause a decline in consumer spending;

•	may impact the demand for our products and our ability to conduct our business;

•	our concentration of stores in the Western United States makes us susceptible to adverse conditions in this region, which could affect our sales and cause our operating results to suffer;

•	we operate in a highly fragmented and competitive industry and may face increased competition;

•	we may not be able to anticipate, identify and respond to changes in consumer demands, including regional preferences, in a timely manner; and

•	we may not be successful in operating our stores in any existing or new markets into which we expand.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the year ended February 2, 2019, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and public communications. You should evaluate all forward-looking statements made in this proxy statement and otherwise in the context of these risks and uncertainties.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date of this proxy statement and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

ii

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
7035 SOUTH HIGH TECH DRIVE
MIDVALE, UT 84047

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2019

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sportsman’s Warehouse Holdings, Inc.  from the holders of shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company to be voted at the 2019 Annual Meeting of Stockholders to be held on Wednesday,  May 29, 2019, at 8:00 a.m. Mountain Time at Sportsman’s Warehouse Holdings, Inc., 7035 South High Tech Drive, Midvale, UT 84047 (the “Annual Meeting”), and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which these proxy materials are first being sent or made available to our stockholders is April 19, 2019.

The terms “we,” “our,” “us,” “Sportsman’s Warehouse,” or the “Company” refer to Sportsman’s Warehouse Holdings, Inc. and its subsidiaries.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report on Form 10-K for the year ended February 2, 2019 (the “2018 Annual Report”) are available on the Internet at proxypush.com/spwh. These materials are also available on our corporate website at investors.sportsmans.com.

EXPLANATORY NOTE

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the JOBS Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of: (i) the last day of the fiscal year during which we have total annual gross revenue of $1.07 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the closing of our initial public offering on April 23, 2014; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have more than $700 million in outstanding common equity held by our non-affiliates and which is measured each year on the last day of our immediately preceding second fiscal quarter.

VOTING INFORMATION

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials, including our Notice of Annual Meeting, Proxy Statement and 2018 Annual Report, to most stockholders over the Internet. On or about April 19, 2019, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to stockholders that did not request to receive printed copies of our proxy materials or that are otherwise receiving our materials electronically by email. The Notice of Internet Availability contains instructions on how stockholders can access and review our proxy materials via the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how to request, free of charge, paper copies of the proxy materials.

All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail.

 We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act on the following matters:

1.

Election of the two Class II directors named in Proposal 1 of this Proxy Statement to serve until the Company’s 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	Approval of the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan.

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Who may vote?

Only holders of record of our Common Stock, at the close of business on the record date, April 5, 2019 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. As of the Record Date, there were 42,978,780 shares of Common Stock issued and outstanding. Our Common Stock is the only class of securities of the Company authorized to vote. Stockholders are not entitled to cumulative voting rights in the election of directors.

Who counts the votes?

Votes at the Annual Meeting will be tabulated by a representative of Equiniti Shareowner Services, who will serve as the Inspector of Elections.

Who can attend the Annual Meeting?

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Registration and seating will begin at 7:30 a.m. Mountain Time and all attendees should check in at the registration desk. The use of cameras, recording devices, cell phones, and other electronic devices is strictly prohibited at the Annual Meeting. If your shares are held in “street name” (that is, through a bank, broker, or other nominee) and you want to vote in person at the Annual Meeting, you will also need to obtain a “legal proxy” from the bank, broker, or other nominee that holds your shares  giving you the right to vote the shares in person at the Annual Meeting.

Please note that if you hold your shares in “street name” you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum, permitting Sportsman’s

Warehouse to conduct its business at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

What vote is required for adoption or approval of each matter to be voted on?

Proposal	Vote Required	Board’s Recommendation

Proposal 1: Election of Directors

Determined by a plurality of the votes cast at the Annual Meeting. A plurality vote requirement means that the two director nominees with the greatest number of affirmative votes of the votes cast, even if less than a majority, will be elected. There is no cumulative voting.

“For All” the director nominees named in this Proxy Statement

Proposal 2: Approval of the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan	Majority of the shares present in person or represented by proxy and entitled to vote on the matter.	“For” the approval of the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan
Proposal 3: Ratification of the Appointment of our Independent Registered Public Accounting Firm	Majority of the shares present in person or represented by proxy and entitled to vote on the matter.	“For” the ratification of the appointment of KPMG LLP

What are my choices for casting my vote on each matter to be voted on?

Your choices for casting your vote on each proposal to be voted on at the Annual Meeting are as follows:

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Proposal 1: Election of Directors	“For All” or “Withhold All” the director nominees or “For All Except” one or more of the director nominees	None. Not counted as a “vote cast”	No	None. Not counted as a “vote cast”

Proposal 2: Approval of the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan	“For,” “Against,” or “Abstain”	Vote “Against” the proposal	No	None

Proposal 3: Ratification of the Appointment of our Independent Registered Public Accounting Firm	“For,” “Against,” or “Abstain”	Vote “Against” the proposal	Yes	Not Applicable

Notwithstanding the vote standard above as required by our Amended and Restated Bylaws (the “Bylaws”) the proposal to ratify the appointment of our independent registered public accounting firm is advisory only and is not binding on us. Our Audit Committee will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the vote by stockholders.

If you are a beneficial stockholder that holds your shares in “street name” through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 1 (election of directors) and Proposal 2 (approval of the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan) are considered non-routine matters, and Proposal 3 (ratification of KPMG LLP as our independent registered public accounting firm) is considered a routine matter.

 Consequently, if you hold your shares in street name through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3, but will not be permitted to vote your shares on Proposal 1 and 2 or any other business as may properly come before the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 3 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposal 1 and 2 at the Annual Meeting and will not be counted for purposes of determining the outcome of either such proposal.

How will voting on any other business be conducted?

Although the Board does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holders to vote on those matters in their discretion.

How do I vote my shares?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the Annual Meeting and voting in person.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of Common Stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice of Internet Availability previously mailed to you. If you hold your shares of Common Stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Voting in Person at the Annual Meeting. Written ballots will be available at the Annual Meeting if you wish to vote at the Annual Meeting. However, if your shares are held in the name of your broker, bank, or other nominee, and you want to vote in person, you will need to obtain a “legal proxy” from the bank, broker, or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting.

If you are a stockholder of record and properly submit a proxy, we will vote your shares according to your instructions, or if you provide no instructions, according to the recommendation of the Board on the proposals named in this Proxy Statement.

What is the deadline for voting my shares?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Central Time on May 28, 2019 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by the Company before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares.

Can I revoke my proxy?

Yes. If you are a stockholder of record, you can revoke your proxy by:

•	Filing a written notice of revocation bearing a later date than your previously submitted proxy with our Secretary before the Annual Meeting;
•	Providing subsequent Internet or telephone voting instructions;
•	Delivering a valid proxy card bearing a later date; or
•	Voting in person at the Annual Meeting.

For shares held in “street name”, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

Who will bear the cost of this proxy solicitation?

We will bear the cost of solicitation of proxies. This includes the charges and expenses of preparing, assembling, and mailing the Notice of Internet Availability, Proxy Statement, and other soliciting materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our issued and outstanding Common Stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our employees, who will not receive any additional compensation for any such services.

Where can I find the voting results of the Annual Meeting?

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Form 8-K to be filed with the SEC and which we will make available on our website at investors.sportsmans.com under “Financials and Filings”.

If I share an address with another stockholder and received only one copy of the proxy materials, how do I obtain an additional copy?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095. If you are a beneficial stockholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors is currently set at eight directors. However, as previously disclosed, on March 1, 2019, Mr. Kay Toolson notified the Board of his decision not to stand for re-election as a Class II director at the Annual Meeting. Accordingly, the Board has nominated each of Ms. Bejar and Mr. McBee as our two Class II director nominees for election to the Board at the Annual Meeting. The size of our Board of Directors will be reduced to seven directors effective immediately prior to the Annual Meeting. Mr. McBee joined the Board in November 2018 and was originally recommended as a director candidate by The Pringle Company. Ms. Bejar joined the Board in February 2019 and was originally recommended as a director candidate by Richard McBee.

Our Amended and Restated Certificate of Incorporation and Bylaws provide for a staggered, or classified, Board consisting of three classes of directors, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:

•	the Class II directors are currently Ms. Bejar, Mr. McBee and Mr. Toolson, and their terms will expire at the Annual Meeting.
•	the Class III directors are Mr. Graham, Mr. Hickey and Mr. Barker, and their terms will expire at the annual meeting of stockholders to be held in 2020.
•	the Class I directors are Mr. Eastland and Mr. Schneider, and their terms will expire at the annual meeting of stockholders to be held in 2021.

Upon the expiration of the term of a class of directors, directors for that class will be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Each director’s term is subject to the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Subject to any rights applicable to any then outstanding preferred stock, any vacancies on our Board may be filled only by the affirmative vote of a majority of the directors then in office.

The Nominating and Governance Committee of the Board is responsible for reviewing and recommending to the Board from time to time the experience, qualifications, attributes, skills or other criteria desired for directors and director candidates. In considering candidates for nomination or appointment to the Board, the Board considers such factors such as whether the director candidate has relevant expertise upon which to be able to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, has demonstrated excellence in his or her field, has the ability to exercise sound business judgment and has the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting its assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experiences, background and capability. Although we do not have a formal diversity policy, we believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

All of our directors bring to the Board a wealth of executive leadership experience. Below we identify and describe the key experience, qualifications, and skills our directors bring to the Board that are important in light of our businesses and structure. The directors’ experiences, qualifications, and skills that the Board considers in their re-nominations are included in their individual biographies.

Nominees for Election as Class II Directors at the Annual Meeting

Martha Bejar, 56, has served has a member of our Board since February 2019. Ms. Bejar currently serves as the co-Founder of Red Bison Advisory Group, LLC, a telecommunications and technology advisory firm founded in early

2014. Most recently, Ms. Bejar served as CEO and Director of Unium Inc., a WiFi software solution provider, from March 2017 until its sale to Nokia Corp. in March 2018. Prior to her time at Unium, Ms. Bejar was CEO/Director at Flow Mobile Inc., a broadband wireless access solution provider, from January 2012 to December 2015. Prior to joining Flow Mobile, Ms. Bejar was Chairperson/CEO of Wipro Infocrossing Cloud Computing Services (A Wipro Company). Prior to Wipro, Ms. Bejar was with Microsoft Corp., where she was the Corporate Vice President for the Communications Sector. In addition to serving on the Board of Directors of Red Bison Advisory Group, LLC, she also serves on the Board of CenturyLink Inc. (NYSE: CTL), CommVault Systems, Inc. (Nasdaq: CVLT), Neopost  S.A (Euronex: NEO.PA) and Rainer Scholars (NON-FOR-PROFIT), and is a member of the Presidents Advisory Group at EastWest Institute (NON-FOR -PROFIT). Ms. Bejar received an Advanced Management Program degree from Harvard University Business School. She graduated with a Bachelor of Science degree in Industrial Engineering from the University of Miami and also holds an MBA from Nova Southeastern University. We believe that Ms. Bejar’s executive leadership experience, as well as her technical expertise and extensive experience in the communications and technology industries, make her a valuable member of our Board of Directors.

Richard McBee, 55, has served as a member of our Board since November 2018. He currently serves as President and Chief Executive Officer of Mitel Networks Corporation (Nasdaq: MITL), a position he has held since January 2011. During this time, he has led Mitel’s global strategy, business performance and global execution. Prior to joining Mitel, from 2007 to 2011, Mr. McBee served as President of the Communications and Enterprise Group of Danaher Corporation (NYSE: DHR). He joined Danaher in 2007 as President, Tektronix Communications, following the acquisition by Danaher of Tektronix. Prior to the acquisition, Mr. McBee spent 15 years with Tektronix and held a variety of positions of increasing responsibility, including Senior Vice President and General Manager, Communications Business Unit; Senior Vice President of Worldwide Sales, Service and Marketing; and Vice President of Marketing and Strategic Initiatives. Mr. McBee holds a Master’s Degree in Business Administration from the Chapman School of Business and Economics and graduated from the United States Air Force Academy with a Bachelor of Science degree. In addition to the Mitel board, Mr. McBee serves on the board of Tech Titans, the largest technology trade association in Texas, and is a member of the National Association of Corporate Directors (NACD). We believe that Mr. McBee’s strong leadership skills and his experience as a public company CEO make him an asset to our Company and Board.

 Continuing Directors

Kent V. Graham, 74, has served as a member of our Board since April 2014. Mr. Graham is currently a retired attorney and private investor. From 1969 until his retirement in 2005, Mr. Graham was an attorney at O’Melveny & Myers LLP, where he served as a partner beginning in 1977 and co-chaired the firm’s Governance and Compliance Group from 2003 to 2005. His practice focused principally on corporate transactions, including corporate finance, mergers and acquisitions and advising corporations on the duties and responsibilities of directors and shareholder rights. Since 1995, Mr. Graham has served as President, Founder and Director of The Achievable Foundation, a nonprofit corporation serving low-income, developmentally disabled persons. Mr. Graham received a bachelor’s degree in psychology from the University of California, Los Angeles and a Juris Doctor degree from Loyola Law School, Los Angeles. We believe that Mr. Graham’s experience as an attorney representing public and private corporations, as well as his experience as to corporate governance matters, will enable him to provide useful insight to our Board.

Gregory P. Hickey, 68,  has served as a member of our Board since April 2014. From 1973 until his retirement in 2010, Mr. Hickey was an accountant at PricewaterhouseCoopers LLP, serving as a partner since 1983. Mr. Hickey held various positions during his time at PricewaterhouseCoopers LLP, including serving as partner-in-charge of the Los Angeles tax practice, as the tax leader of the West Region and as the tax engagement partner for numerous publicly traded consumer products companies. Additionally, between 1985 and 2006, Mr. Hickey was a professor in the Masters of Taxation program at the University of Southern California. Mr. Hickey also served as President and a member of the board of directors of the Southern California Tennis Association. Mr. Hickey received a bachelor’s degree in accounting from the University of Southern California. We believe that Mr. Hickey’s extensive accounting expertise and his experience advising public companies on tax and accounting matters adds valuable experience to our Board of Directors.

Jon Barker, 51, has served as our Chief Executive Officer and member of our Board since March 13, 2018 and as our President since March 17, 2017. Mr. Barker previously served as our Chief Operating Officer from March 17, 2017 to March 13, 2018. Prior to joining us, Mr. Barker served as VP Global Officer for Wal-Mart Stores, Inc. where he served in the dual roles of President and CEO of Hayneedle.com, a leading online home furnishings retailer, since 2013, and effective January 2017 as group leader for the Home and Outdoor furnishings categories for U.S. ecommerce across Walmart.com, Jet.com and Hayneedle.com. From 2008 to 2013, Mr. Barker was Chief Operating Officer of Hayneedle.com. Prior to Walmart, Mr. Barker served as Senior Vice President of Distribution-Logistics at Cornerstone Brands from 1999 to 2008, which is comprised of home and lifestyle brands including Frontgate, Ballard Designs, Garnet Hill, Grandin Road, and Improvements. Mr. Barker brings his knowledge of the day-to-day operations of our Company to the Board of Directors, providing valuable insight to the Board of Directors as it oversees our operations, growth and finances.  We also believe his prior experience in retail and online marketing will provide useful knowledge to our Board.

Joseph P. Schneider, 58, has served as a member of our Board since April 2014 and as the Chairman of the Board since April 5, 2019. From 2000 until 2012, Mr. Schneider served as President and Chief Executive Officer of LaCrosse Footwear Inc., a publicly traded footwear company until its acquisition by ABC-Mart in August 2012. Additionally, he served on the board of directors of LaCrosse Footwear Inc. from 1999 through 2012. Between 1985 and 2000, Mr. Schneider held various other positions with LaCrosse Footwear Inc. and its subsidiary, Danner, Inc., including serving as President and Chief Executive Officer of Danner, Inc. from 1998 to 2000. Mr. Schneider received a bachelor’s degree in business administration from Northern Arizona University. We believe that Mr. Schneider’s tenure as a chief executive officer of a publicly traded company makes him a valuable advisor to our Board.

Christopher Eastland,  46, has served as a member of our Board since August 2009 and previously served as the Chairman of the Board from September 2010 to April 5, 2019. In addition to Mr. Eastland’s service on our Board, he is a partner at Seidler Equity Partners III, L.P. (“Seidler”), having joined in 2004, where he is involved in all investment activities, including the structuring, negotiating and closing of portfolio investments, and has served on the boards of numerous private companies. Prior to joining Seidler, Mr. Eastland was an attorney at O’Melveny & Myers LLP from 1999 to 2004. His practice focused principally on mergers and acquisitions and private equity investment, as well as representation of public and private companies in commercial transactions. Mr. Eastland received a bachelor’s degree in business administration and entrepreneurial studies from the University of Southern California and a Juris Doctor degree from the University of Southern California and is a member of the State Bar of California. We believe that Mr. Eastland’s experience of more than 15 years at Seidler overseeing investments in its portfolio companies, his experience of serving on the board of directors of Parks! America Inc. and his prior experience as an attorney representing public and private corporations will enable him to provide useful insight to our Board.

Nominees for Election

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated  Ms. Bejar and Mr. McBee for election to the Board to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified. These individuals are currently Class II directors of the Company.

The nominees for election have consented to be named in this Proxy Statement and to serve as directors if elected. If and of the nominees are unable or unwilling for good cause to serve as directors if elected (which is not anticipated), the persons who are designated as proxy holders may exercise discretionary authority to vote for a substitute nominee selected by our Board or our Board may reduce the number of directors serving on the Board.

Vote Required for Election of Directors

Directors are elected if they receive a plurality of the votes cast on the election of directors at the Annual Meeting. Accordingly, the two nominees receiving the greatest number of affirmative votes of the votes cast will be elected. Broker non-votes and abstentions are not counted in determining the outcome of the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Company’s corporate governance practices are memorialized in our Corporate Governance Guidelines which direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available on our website at investors.sportsmans.com.

Annual Board Evaluation

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, the Nominating and Governance Committee oversees an annual evaluation of the performance of the Board, each of its committees and each individual director in order to assess the overall effectiveness of the Board and its committees, director performance and Board dynamics. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.

 Director Independence

Our Board has determined that each of Ms. Bejar and Messrs. Eastland, Graham, Hickey, McBee, Schneider and Toolson qualifies as an “independent director” under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Barker does not qualify as an independent director because he is employed as our President and Chief Executive Officer. In addition, Mr. John Schaefer did not qualify as an independent director during his time as a director through March 13, 2018 because he was also employed as our President and Chief Executive Officer. In making its independence determinations, our Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

 Meetings and Attendance

During fiscal year 2018, our Board held ten meetings, the Audit Committee held five meetings, the Compensation Committee held six meetings and the Nominating and Governance Committee held six meetings. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he served during fiscal year 2018. In addition, the independent directors meet regularly in executive session without the presence of management.

It is the Board’s policy to encourage directors to attend the annual meeting of stockholders, either in person or telephonically. Our Board expects each director to attend the Annual Meeting. All of our then-current directors attended last year’s annual meeting of stockholders.

Board Leadership and Structure

Our Corporate Governance Guidelines provide that the Board will exercise its discretion in combining or separating the offices of the Chairman of the Board and the Chief Executive Officer, based on the Board’s judgment of the best interests of the Company and its stockholders from time to time. Whenever the Chairman of our Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director” under the Nasdaq rules, the independent directors will appoint from among themselves a lead independent director of the Board.

Previously, Mr. Eastland served as the Chairman of the Board from September 2010 to April 5, 2019, at which time Mr.  Schneider was appointed to serve as our independent Chairman of the Board. The Board believes that its leadership structure is appropriate because this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. The Board also believes that having an independent director serve as Chairman of the Board ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in establishing Board priorities and procedures.

 Board’s Role in Risk Oversight

One of the principal functions of our Board is to provide oversight concerning the assessment and management of risk related to our business. The Board is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board. Management is responsible for identifying the material risks facing the Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to the Company relating to such matters.

The Board has delegated oversight for specific areas of risk exposure to committees of the Board as follows:

1.

The Audit Committee is responsible for discussing the Company’s overall risk assessment and risk management policies with management, our internal auditors and our independent registered public accounting firm as well as the Company’s plans to monitor and control any financial risk exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls. In addition, the Audit Committee reviews all related party transactions, including the risks relating to those transactions impacting the Company.

2.	The Compensation Committee reviews the Company’s incentive compensation arrangements to help ensure that they do not encourage unnecessary risk-taking.
3.	The Nominating and Governance Committee reviews corporate governance-related risks impacting the Company.

At each regular meeting of our Board, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Upon the request of the committees, our Chief Executive Officer and Chief Financial Officer attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. Also, at least annually the Board receives an update relating to cyber security risks the Company faces and the steps that the Company has taken in order to address these risks. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held. Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.

Compensation Risk Assessment

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to encourage unnecessary or excessive risk taking that could have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume unnecessary or excessive risks that could have a material adverse effect on the Company.

Policy on Hedging and Pledging

The Company recognizes that hedging against losses in Company stock is not appropriate or acceptable trading activity for individuals employed by or serving the Company. The Company has incorporated prohibitions on various hedging activities within its insider trading policy, which policy applies to directors, officers and employees. The policy prohibits all short sales of Company stock and any trading in derivatives (such as put and call options) that relate to Company securities. The policy also prohibits pledging any Company stock or equity awards as collateral for any margin account, or other form of credit arrangement.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. All committee members are independent directors and meet the independence requirements under Nasdaq for the applicable committee on which they serve. In addition, each member of the Audit Committee also meets the independence requirements under Rule 10A-3 of the Exchange Act, and satisfies the additional financial literacy requirements of the Nasdaq rules. The charters of these committees are available on our website at investors.sportsmans.com. Pursuant to Board policy, all directors receive notice of, and an invitation to, all committee meetings.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Christopher Eastland
Gregory P. Hickey	Chairperson		X
Jon Barker
Joseph P. Schneider		X
Martha Bejar	X		Chairperson
Kent V. Graham		Chairperson	X
Richard McBee	X	X
Kay Toolson	X	X

Audit Committee

Our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

•	approving related party transactions.

Our Board has determined that Mr. Hickey qualifies as an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•

reviewing and approving the compensation of our executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, employment agreements, and severance and change-in-control arrangements;

•	reviewing succession planning for our Chief Executive Officer and management;

•	administering and determining any award grants under our equity incentive plan;

•	recommending to the Board the compensation of our directors;

•	preparing any compensation committee report required by the SEC to be included in our annual proxy statement; and

•	periodically reviewing risks related to our compensation policies and practices.

The Compensation Committee has the power to appoint, from among its members, subcommittees, each of which may have (as determined by the Compensation Committee) the full power of the Compensation Committee; provided, however, that the Compensation Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee has not delegated and has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee. In determining compensation for executive officers other than the Chief Executive Officer, the Compensation Committee may consider, among other things, the recommendations of the Chief Executive Officer and other officers.

In 2018, our Compensation Committee engaged the services of Frederic W. Cook & Co. ("FW Cook"), a compensation consulting firm, to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other selected companies. FW Cook was also engaged to assist the Company with drafting the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan. FW Cook reports directly to the Compensation Committee. FW Cook does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee believes that FW Cook does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or Nasdaq listing standards. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.

Nominating and Governance Committee

Our Nominating and Governance committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board;

•	reviewing developments in corporate governance practices and developing and recommending corporate governance guidelines to our Board;

•	overseeing the evaluation of our Board and management; and

•	recommending members for each Board committee of our Board.

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for fiscal year 2018, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standards No. 1301,  Communication with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on the review and discussions referred to above, the Audit Committee (i) recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2018 for filing with the SEC, and (ii) appointed KPMG as the Company’s independent registered public accounting firm for fiscal year 2019. This report is provided by the following directors, who constitute the Audit Committee:

Gregory P. Hickey (Chairman)

Martha Bejar

Richard McBee

Kay Toolson

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Director Nominations by Stockholders

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Properly communicated stockholder recommendations will be considered in the same manner and using the same criteria as used for any other director candidate. To be properly communicated, stockholders desiring to recommend candidates for consideration by the Nominating and Governance Committee and the Board should submit their recommendation in writing to the attention of the Secretary, Sportsman’s Warehouse Holdings, Inc., 7035 South High Tech Drive, Midvale, Utah, 84047, no later than the January 1st prior to the next annual meeting of stockholders, together with all information about the stockholder and the candidate that would be required pursuant to Section 2.15 of our Bylaws if the stockholder was nominating the candidate for election to the Board. The Nominating and Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board. For a discussion of the factors and other criteria the Nominating and Governance Committee and Board will consider when evaluating a director candidate, see “Proposal 1 - Election of Directors”.

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 2.15 of our Bylaws, and as described further under “Proposals of Stockholders and Director Nominations for 2020 Annual Meeting.”

Communications with the Board of Directors

Individuals may contact our entire Board, an individual director, the independent directors as group, any Board committee or any Chairperson of any Board committee by sending a written communication to the Board, the individual director, the independent directors as a group, any Board Committee or any Chairperson of any Board Committee in care of:

Secretary

Sportsman’s Warehouse Holdings, Inc.

7035 South High Tech Drive

Midvale, Utah, 84047

Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should be addressed to the Board, any such individual director, the independent directors as a group, Board committee or Chairperson of any Board committee by either name or title. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the directors. Junk mail, job inquiries, business solicitations, or hostile communications will not be presented.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics applicable to our employees, directors, and officers. This Code of Conduct and Ethics is applicable to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The code is available on the Company’s website at investors.sportsmans.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at investors.sportsmans.com.

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth certain information regarding our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Jon Barker	51	Chief Executive Officer, President and Director
Kevan P. Talbot	48	Chief Financial Officer and Secretary

See “Proposal 1 – Election of Directors - Continuing Directors” for information concerning the business experience of Mr. Barker. Information concerning the business experience of our other executive officer is set forth below.

Kevan P. Talbot, 48, has served as our Chief Financial Officer since June 2009 and as our Secretary since December 2013. Mr. Talbot joined us as our Controller in June 2002 and also served as our Vice President of Finance from November 2005 to June 2009. Prior to joining us, Mr. Talbot served as an audit and business advisory manager at Arthur Andersen LLP. Mr. Talbot also currently serves as Treasurer and Secretary of Utah Wildlife in Need, a non-profit foundation whose mission is to help Utah’s native wildlife. He has served in this capacity since 2008. Mr. Talbot is a certified public accountant and holds a Bachelor of Science degree and a Master of Accountancy degree from Brigham Young University.

There are no family relationships between or among any of our executive officers or directors.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2018 and 2017

The following table presents information regarding compensation of Messrs. Barker, Talbot, and Schaefer, our only executive officers during fiscal year 2018, for services rendered during fiscal years 2018 and 2017. These individuals are referred to in this Proxy Statement as our “named executive officers.”

Name and Principal Positions(s)	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jon Barker(4)	2018	609,628	311,293	924,995(2)	—	—	—	4,800	1,850,716
President and Chief Executive Officer	2017	284,038	45,000	700,000(2)	—	—	—	—	1,029,038
Kevan P. Talbot	2018	344,250	85,312	119,991(2)	—	—	—	4,142	553,695
Chief Financial Officer and Secretary	2017	325,000	—	277,500(2)	—	—	—	6,436	608,936
John V. Schaefer(5)	2018	137,134	101,498	1,137,123	—	—	—	1,380,638	2,756,393
Former Chief Executive Officer and Director	2017	926,100	—	832,500	—	—	—	7,592	1,766,192

____________________

(1)The amounts reported in the “Bonus” column of the table above for fiscal year 2018 is composed of bonuses that were paid to Messrs. Barker and Talbot, respectively, based on the Compensation Committee’s assessment of: (i) the Company’s same store sales growth and gross margin for fiscal year 2018 relative to pre-established goals and (ii) the named executive officer’s individual performance during fiscal year 2018. The annual bonuses were recommended and approved by the Compensation Committee.

(2)For Messrs. Barker and Talbot for fiscal year 2018, this amount consists of restricted stock units awarded in fiscal year 2018 subject to time-based vesting requirements (“time-based restricted stock units”) with a grant date fair value of $462,497 and $59,996, respectively, and performance stock units awarded in fiscal year 2018 subject to both time- and performance-based vesting requirements (“performance-based restricted stock units”) awarded in fiscal year 2018 with a grant date fair value of $462,497 and $59,995, respectively (based on the “target” level of performance, which the Company determined was the probable outcome of the applicable performance-based conditions on the grant date). If the highest level of performance were achieved, the grant date fair value of the performance-based restricted stock units awarded in fiscal year 2018 to Messrs. Barker and Talbot would be $924,994 and $119,990, respectively. For each of the named executive officers for fiscal year 2017, the amount reported in the table above represents the grant date fair value of time-based restricted stock units awarded in fiscal year 2017 to each named executive officer. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements and in accordance with FASB ASC Topic 718 and reflects the number of shares of our Common Stock subject to the restricted stock units awarded to the named executive officer multiplied by the closing price of a share of our Common Stock on the grant date of the award.

(3)The amounts reported in the “All Other Compensation” column of the table above for fiscal year 2018 include the following: for Mr. Talbot, $4,142 of aggregate matching contributions under our 401(k) plan; for Mr. Barker $4,800 of aggregate matching contributions under our 401(k) plan; and for Mr. Schaefer (i) $1,380,638 of cash retirement benefit and COBRA reimbursement.

(4)Mr. Barker became our President and Chief Executive Officer and a member of the Board on March 13, 2018. Mr. Barker served as our President and Chief Operating Officer prior to that since joining the Company on March 31, 2017.

(5)Mr. Schaefer retired as our Chief Executive Officer and as a member of the Board on March 13, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our named executive officers as of February 2, 2019, including the vesting dates for the portions of these awards that had not vested as of that date.

		Stock Awards

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
		(#)	($) (1)
(a)	(b)	(h)	(i)

Jon Barker	4/16/2017	101,010(2)	517,171
	4/9/2018	18,839(3)	96,456
	4/9/2018	94,195(4)	482,278
Kevan P. Talbot	4/16/2016	7,234(5)	37,038
	4/16/2016	1,809(6)	9,262
	5/24/2017	33,333(2)	170,665
	4/9/2018	2,444(3)	12,513
	4/9/2018	12,219(4)	62,561
John V. Schaefer	—	—	—

____________________

(1)The dollar amounts shown in column (i) of the table above are determined by multiplying the number of shares or units reported in column (h) of the table above by $5.12, the closing price of our Common Stock on February 1, 2019, the last trading day of fiscal year 2018.

(2)The unvested portion of this restricted stock unit award is scheduled to vest in two annual installments on April 16, 2019 and April 16, 2020, subject to continued employment or service.

(3)Represents the number of shares subject to the named executive officer’s fiscal year 2018 performance-based restricted stock unit award that is eligible to vest after giving effect to the performance-based vesting conditions for fiscal year 2018. The unvested portion of this award is scheduled to vest in one installment on April 9, 2021, subject to continued employment or service.

(4)The unvested portion of this restricted stock unit award is scheduled to vest in three annual installments on April 16, 2019, April 16, 2020, and April 16, 2021, subject to continued employment or service.

(5)The unvested portion of this restricted stock award is schedule to vest in one annual installment on April 16, 2019, subject to continued employment or service.

(6)Represents the number of shares subject to the named executive officer’s fiscal year 2016 performance-based restricted stock award that is eligible to vest after giving effect to the performance-based vesting conditions for fiscal year 2016. The unvested portion of this award is scheduled to vest on April 16, 2019, subject to continued employment or service.

The awards set forth in the “Outstanding Equity Awards at Fiscal Year-End” table above were granted to Messrs. Barker and Talbot under the terms of our 2013 Performance Incentive Plan, which is described below under “—Equity Incentive Plan.” The awards granted to Messrs Barker and Talbot in fiscal year 2017 and 2018 are restricted stock unit awards. Each restricted stock unit represents a contractual right to receive one share of our Common Stock if the applicable time-based vesting requirements, outlined in the footnotes (2), (3), and (4) to the table above, are satisfied. Messrs. Barker and Talbot do not have the right to vote or dispose of the restricted stock units, but, in the event we pay dividends with respect to our Common Stock, Messrs. Barker and Talbot would be credited with additional restricted stock units as dividend equivalents that are subject to the same vesting and payment terms as the underlying stock units. Mr. Talbot does not have the right to dispose of the restricted shares of our Common Stock awarded to him in fiscal 2016 prior to the vesting of these shares. The time-based vesting requirements applicable to these awards are outlined in footnotes (5) and (6) to the table above. The unvested portions of the restricted stock and restricted stock unit awards are subject to accelerated vesting in certain circumstances as discussed below.

Pay for Performance

Our executive compensation program is designed to pay for performance. Our Compensation Committee believes it is important to structure a significant portion of our named executive officers’ compensation so that it is aligned with the Company’s corporate strategies and business objectives and it incentivizes our named executive officers to create long-term value for our stockholders without encouraging unnecessary or excessive risk taking. In line with this compensation philosophy, generally, a substantial majority of each named executive officer’s annual compensation opportunity is not fixed, but consists of performance-based compensation (annual bonus opportunity and equity awards with performance-based vesting requirements) and/or compensation tied to long-term vesting requirements with a value dependent on our stock price (all equity awards).

Annual Performance Bonuses

The annual performance bonuses paid to the executives in fiscal year 2018 were based on the Compensation Committee’s assessment of the Company’s same store sales growth and gross margin for fiscal year 2018 relative to pre-established goals, as well as each executive’s individual performance. The actual bonuses paid to our named executive officers for fiscal year 2018 were 50% or less than the applicable targeted levels, which illustrates the rigor of the goals and the alignment of delivered pay with Company performance.

Performance Restricted Stock Units

We grant a significant portion of our named executive officer’s total compensation opportunity in the form of equity awards with long-term vesting requirements because equity awards, which have a value based on our stock price, help further align the interests of our named executive officers with stockholder interests, encourage growth in stockholder value, and help to retain key executives through the applicable vesting periods. Furthermore, 50% of the named executive officers’ long-term equity awards in fiscal year 2018 were subject to both performance- and time-based vesting requirements, with rigorous performance-based goals. The performance-based restricted stock units were eligible to vest between 0% and 200% of the target number of restricted stock units based on the Company’s same store sales growth and gross margin for fiscal year 2018 (as such terms are defined in the award agreements), as determined based on the following:

(1) 66.7% of the performance-based restricted stock units become eligible to vest based on the Company’s same store sales growth for fiscal year 2018, as follows:

FY 18 Same-Store Sales Growth
Actual Level of Same-Store Sales Growth for the Performance Year	Vesting Eligibility Percentage
1.0% or Less	0%
1.5%	25%
2.0%	50%
2.5%	75%
3.0%	100%
3.5%	150%
4.0% or Greater	200%

(2)33.3% of the performance-based restricted stock units become eligible to vest based on the Company’s gross margin for fiscal year 2018.

FY 18 Gross Margin
Actual Gross Margin for the Performance Year	Vesting Eligibility Percentage
33.7% or Less	0%
33.8%	25%
33.9%	50%
34.0%	75%
34.1%	100%
34.3%	150%
34.5% or Greater	200%

For actual same store sales growth or gross margin achievement results between two points in the preceding tables, the actual vesting eligibility percentage will be determined on a pro-rata basis between points.

In March 2019, the Compensation Committee determined that, for purposes of these awards, the Company achieved a fiscal year 2018 same store sales growth of 1.5% and a fiscal year 2018 gross margin of 33.5%, which resulted in

20% of the target number of restricted stock units becoming eligible to vest, evidencing the rigor of the program. These restricted stock units will cliff vest on the third anniversary of the award date, generally subject to the executive’s continued service or employment through the vesting date.

The following table shows the number of time-based restricted stock units and the number of performance-based restricted stock units awarded to Messrs. Barker and Talbot on April 9, 2018 (with the performance-based restricted stock units reported at the target number of shares subject to the awards), as well as the grant date fair value of each award calculated as described in footnote (2) to the Summary Compensation Table above.  As discussed above, based on actual performance for fiscal year 2018 only 20% of the target number of units subject to each performance-based restricted stock unit award shown below is eligible to vest and such units remain subject to cliff vesting at the end of the three-year vesting period applicable to the awards; the remaining portions of such awards have terminated.

FY 18 CEO and CFO Equity Awards
Executive	Time-Based Restricted Stock Units (#)	Grant Date Fair Value of Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units (# at target)	Grant Date Fair Value of Performance-Based Restricted Stock Units
Jon Barker	94,195	$462,497	94,195	$462,497
Kevan P. Talbot	12,219	$59,996	12,219	$59,996

Employment Agreements with Our Named Executive Officers

The following describes the material terms of the employment agreements that we have entered with Messrs. Barker and Talbot, and the Retirement Agreement with Mr. Schaefer.

Employment Agreement with Jon Barker

Term. On May 11, 2018, we entered into an employment agreement with Mr. Barker, our President and Chief Executive Officer. This employment agreement amended and restated the previous employment agreement with Mr. Barker dated March 31, 2017. The employment agreement has an initial term that commenced on May 11, 2018 and continues until January 30, 2022, subject to automatic one-year extensions of the term unless either party provides notice that the agreement will not be extended. Mr. Barker’s employment with us is on an at-will basis, terminable by us or by Mr. Barker at any time (subject to certain notice requirements of the employment agreement) and for any reason, subject to the post-termination of employment benefits discussed below under the heading “—Potential Payments Upon a Termination or Change of Control.”

Base salary. Mr. Barker’s employment agreement provides for an annual base salary of $650,000. The employment agreement provides that our Compensation Committee will review Mr. Barker’s base salary on an annual basis and has discretion to increase (but not decrease) his base salary level.

Annual bonus. During the term of the employment agreement, Mr. Barker is eligible to receive an annual performance bonus, payable in cash, for each fiscal year during the term of the employment agreement. Mr. Barker’s target bonus for a fiscal year is equal to 100% of his base salary for that year, with the actual amount of his bonus for the year determined by our Compensation Committee.

Equity awards. The employment agreement provides that Mr. Barker will be considered for an equity award under our 2013 Performance Incentive Plan, the terms and conditions of which will be established by our Board (or a committee thereof) in its sole discretion.

Other compensation. The employment agreement also provides for Mr. Barker to participate in our employee benefit plans for senior executives generally, reimbursement of business expenses, and reimbursement of an annual physical exam.

Provisions of Mr. Barker’s employment agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Employment Agreement with Kevan P. Talbot

Term. On January 21, 2014, we entered into an employment agreement with Mr. Talbot, our Chief Financial Officer and Secretary. The employment agreement had an initial term that commenced on January 21, 2014 and was originally scheduled to end on January 31, 2017, subject to extension. On December 6, 2016, the term of the employment agreement was extended to February 2, 2019, subject to further extension by mutual agreement between us and Mr. Talbot. The employment agreement lapsed according to its terms on February 2, 2019.

Base salary. Mr. Talbot’s employment agreement provided for an annual base salary of $300,000. The employment agreement provided that our Compensation Committee would review Mr. Talbot’s base salary on an annual basis, and had discretion to increase (but not decrease) his base salary level. Mr. Talbot’s annual base salary was increased to $325,000, effective as of January 31, 2016.

Annual bonus. During the term of the employment agreement, Mr. Talbot was eligible to receive an annual performance bonus, payable in cash, for each fiscal year during the term of the employment agreement. Mr. Talbot’s target bonus for each fiscal year during the term of the employment agreement was equal to 50% of his base salary for the applicable year, with the actual amount of his bonus for any year to be determined by our Compensation Committee.

Equity awards. The employment agreement provided that Mr. Talbot would be considered for an equity award under our 2013 Performance Incentive Plan, the terms and conditions of which would be established by our Board (or a committee thereof) in its sole discretion.

Other compensation. The employment agreement also provided for Mr. Talbot to participate in our employee benefit plans for executives generally, reimbursement of business expenses and the reasonable use of a company-owned automobile for business purposes.

Provisions of Mr. Talbot’s employment agreement that related to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Retirement Agreement with John Schaefer

The Company entered into a retirement agreement with Mr. Schaefer (the “Retirement Agreement”) on March 13, 2018 in connection with Mr. Schaefer’s retirement as our Chief Executive Officer and as a member of the Board. The Retirement Agreement provided that the Company will pay Mr. Schafer a retirement benefit equal to his monthly base salary ($81,034) for a period of 18 months following his retirement date, Mr. Schaefer would receive a pro-rated target bonus for fiscal year 2018 in an amount equal to $101,498, and the Company would pay or reimburse Mr. Schaefer for his premiums to continue healthcare coverage under COBRA for a period of 18 months. The Retirement Agreement provided that the equity awards granted to Mr. Schaefer, to the extent that the awards were outstanding and unvested on March 13, 2018, accelerated and became vested on that date.

Equity Incentive Plan

We maintain the 2013 Performance Incentive Plan, or the 2013 Plan, to provide an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. Our stockholders approved this plan in November 2013. Employees, officers, directors and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2013 Plan.

Our Compensation Committee (or, with respect to awards for our non-employee directors (as defined below), the Board), administers the 2013 Plan. The administrator of the plan has broad authority to:

•	select participants and determine the types of awards that they are to receive;
•

determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and establish the vesting conditions (if applicable) of such shares or awards;

•	cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate, any or all outstanding awards, subject to any required consents;
•	construe and interpret the terms of the 2013 Plan and any agreements relating to the plan;
•	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consent;
•	subject to the other provisions of the 2013 Plan, make certain adjustments to an outstanding award and authorize the termination, conversion, substitution or succession of an award; and
•

allow the purchase price of an award or shares of our stock to be paid in the form of cash, check or electronic funds transfer, by the delivery of previously owned shares of our stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third-party payment or cashless exercise on such terms as the administrator may authorize or any other form permitted by law.

A total of 2,697,800 shares of our Common Stock are authorized for issuance with respect to awards granted under the 2013 Plan. Except as provided in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest or for any other reason are not paid or delivered under the 2013 Plan will again be available for subsequent awards under the 2013 Plan. Shares that are exchanged by a participant or withheld by us to pay the exercise price of an award granted under the plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2013 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2013 Plan. As of April 12, 2019, a total of 505,196 shares of our Common Stock were subject to restricted stock and restricted stock unit awards outstanding awards under the 2013 Plan, and 422,296 shares of our Common Stock were then available for new award grants under the 2013 Plan.

The following other limits are also contained in the 2013 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 2,697,800 shares.
•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 861,000 shares.

Awards under the 2013 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, restricted stock units and other forms of awards including cash awards. Awards under the 2013 Plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.

Nonqualified and incentive stock options may not be granted at prices below the fair market value of the Common Stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our Common Stock, or 110% of fair market value of our Common Stock or incentive stock option grants to any 10% owner of our Common Stock, on the date of grant. These and other awards may also be issued solely or in part for services. Awards are generally paid in shares of our stock or may be paid in cash. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

As is customary in incentive plans of this nature, the number and type of shares available under the 2013 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, conversions, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. In no case (except due to an adjustment referred to above or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2013 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

Generally, and subject to limited exceptions set forth in the 2013 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination or other reorganization, or a sale of all or substantially all of our assets, all awards then-outstanding under the 2013 Plan will generally be assumed or continued, or they will be terminated, in connection with the transaction. If the awards are to be terminated in the transaction (and not assumed or continued) they will generally become fully vested. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2013 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Our Board may amend or terminate the 2013 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. Our Board and Compensation Committee may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

The 2013 Plan will terminate on November 17, 2023. However, the plan administrator will retain its authority until all outstanding awards are exercised or terminated. The maximum term of options, stock appreciation rights and other rights to acquire stock under the plan is ten years after the initial date of the award. As described in Proposal Two below, our Board has adopted, subject to stockholder approval, the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan (the “2019 Plan”). If the 2019 Plan is approved by stockholders at the Annual Meeting, no new awards will be granted under the 2013 Plan after the Annual Meeting.

Employee Stock Purchase Plan

In April 2015, our Board adopted the Sportsman’s Warehouse Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, shares of our Common Stock are available for purchase by eligible employees who elect to participate in the ESPP.  Our Board believes that the ESPP helps the Company retain and motivate eligible employees and help further align the interests of eligible employees with those of the Company’s stockholders.

Our Board, or one or more committees appointed by the Board or another committee (within delegated authority), administers the ESPP.  The administrator has full power and discretion to adopt, amend or rescind any rules or regulations for carrying out the ESPP and to construe and interpret the ESPP.

The ESPP generally operates in successive six-month periods referred to as “Offering Periods,” provided that the plan administrator may provide in advance that a particular Offering Period will be of a different duration and/or will consist of one or more “purchase periods.”  However, an Offering Period may not be shorter than three months and may not be longer than 27 months.  The first Offering Period under the ESPP commenced January 1, 2016.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely elected to participate in the ESPP for that Offering Period will be granted an option to purchase shares of our Common Stock.  A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP.  The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name.  Subject to certain limits, a participant generally may elect to terminate (but may not otherwise increase or decrease) his or her contributions to the ESPP during an Offering Period.  A participant generally may elect to increase, decrease or terminate his or her contributions to the ESPP effective with the first Offering Period that commences after the election is received.  Amounts contributed to the ESPP are subject to certain limits set forth in the ESPP (including, without limitation, a $25,000 limit on the value of stock that can be purchased by any one employee under the ESPP in any one year, as this limit is applied under the Code and generally determined based on the value of the stock at the start of the Offering Period in which it is purchased) and constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Purchase Date”).  The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the applicable Purchase Date by the “Option Price” for that Offering Period.  The determination of the Option Price for an Offering Period may be changed from time to time, except that in no event may the Option Price for an Offering Period be lower than the lesser of (i) 85% of the fair market value of a share of our Common Stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of our Common Stock on the applicable Purchase Date.  A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant.

To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must, unless otherwise provided by the ESPP administrator, be customarily employed by us or one of our participating subsidiaries for more than 20 hours per week and for more than five months per calendar year.

A total of 800,000 shares of our Common Stock are authorized for issuance under the ESPP, of which, as of April 12, 2019 148,544 shares have been issued.

As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.

Our Board generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby.  Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirements of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules.  The ESPP administrator also may, from time to time, without stockholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules. Our Board and the Compensation Committee may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

No new Offering Periods will commence under the ESPP on or after March 31, 2025, unless our Board terminates the ESPP earlier.  The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Defined Contribution Plan

As part of our overall compensation program, we provide all full-time employees, including our named executive officers, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer up to 50% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. We also provide matching contributions of up to 25% of the first 6% of eligible compensation deferred by each of our 401(k) plan participants, with a maximum matching contribution of 1.5% of eligible compensation per participant per plan year. Our employees are allowed to participate in the 401(k) on the first day of the month following 90 days of employment, and 401(k) plan participants are eligible to receive employer matching contributions after one year of continuous service. Participants are always vested in their personal contributions to the 401(k) plan, and company-matching contributions under the plan vest at a rate of 20% per year of service.

Except as described above in this Proxy Statement with respect to our 401(k) plan, we do not currently maintain any additional retirement plans, tax-qualified or nonqualified, for our executives or other employees.

Perquisites

As part of our overall compensation program, we provide our named executive officers with certain perquisite benefits, including certain use of a company-provided automobile and reimbursement for certain travel and commuting expenses. We did not provide our named executive officers with a tax gross-up benefit in fiscal year 2017 or fiscal year 2018. The amounts of the perquisites provided to our named executive officers for fiscal year 2018 are set forth in footnote (3) to the “Summary Compensation Table for Fiscal Years 2018 and 2017” above.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to our named executive officers in connection with a termination of their employment and/or a change of control of us under the circumstances described below.

Jon Barker

Mr. Barker’s employment agreement, which was entered into on May 11, 2018 and is described under the heading “—Employment Agreements with Our Named Executive Officers,” and the award agreements for his equity awards, provide for certain benefits to be paid to him in connection with a termination of his employment with us under the following circumstances:

Termination of employment for death, incapacity or gross misconduct or without good reason.  In the event that Mr. Barker’s employment is terminated during his employment term due to his death or incapacity or for gross misconduct, or by Mr. Barker without good reason (as such terms are defined in his employment agreement), Mr. Barker will be entitled to receive his base salary and paid personal time off accrued through the date of termination and payment of any unreimbursed business expenses (the “accrued obligations”). Pursuant to the terms of Mr. Barker’s performance-based restricted stock award agreement, if Mr. Baker’s employment terminates due to his death or permanent disability (as such term is defined in the award agreement) at or before the end of the performance year, the restricted stock units will remain eligible to vest and Mr. Barker will vest on the last day of the performance period in one-third of any restricted stock units deemed eligible to vest based on the Company’s performance for the performance period. If Mr. Barker’s employment terminates due to his death or permanent disability after the end of the performance period but before the second anniversary of the award date, Mr. Barker will become fully vested in two-thirds of the restricted stock units eligible to vest. If Mr. Barker’s employment terminates due to his death or permanent disability after the second anniversary of the award date but before the third anniversary of the award date, Mr. Barker will become fully vested in all the restricted stock units eligible to vest.

Non-renewal of employment agreement term.  In the event that the Mr. Barker’s employment and the term of the employment agreement are terminated by a notice of non-renewal by the Company, Mr. Barker will receive the accrued obligations and a bonus for the fiscal year of his termination.

Termination of employment without gross misconduct or with good reason. In the event that Mr. Barker’s employment is terminated during his employment term without gross misconduct or by Mr. Barker with good reason, Mr. Barker will be entitled to the following benefits: (1) the accrued obligations; (2) continued payment of his base salary (at the rate in effect on the termination date) through the date that is 15 months (18 months if such termination occurs on or after a change in control of the Company) following the termination date; (3) a pro-rata portion of his target bonus for the year of termination; (4) continued company-paid COBRA benefits through the date that is 15 months (18 months if such termination occurs on or after a change in control of the Company) following the termination date (or, if earlier, the date of his death, the date he becomes eligible for coverage under a future employer’s plan and the date we cease to offer group medical coverage to active executive employees or we are otherwise under no obligation to offer COBRA continuation coverage to Mr. Barker); and (5) continued participation in the employee merchandise discount program for 12 months. In addition, Mr. Barker’s time-based equity-based awards will generally become fully vested, to the extent then outstanding and not otherwise vested, in connection with such a termination of employment on or after a change in control of the Company. Pursuant to the terms of Mr. Barker’s performance-based restricted stock unit award agreement, in the event Mr. Baker’s employment is terminated without cause or by Mr. Baker for good reason (as such terms are defined in the award agreement) upon or following a change in control of the Company that occurs at or prior to the end of the performance period, Mr. Baker will become fully vested in the greater of the number of restricted stock units that would vest based on a shortened performance period and the target number of restricted stock units subject to the award. In the event Mr. Baker’s employment is terminated without cause or by Mr. Baker for good reason upon or following a change in control of the Company that occurs following the end of the performance period, Mr. Baker will become fully vested in all the restricted stock units eligible to vest. The severance benefits described above are contingent upon Mr. Barker providing a general release of claims.

Change in Control. Pursuant to Mr. Barker’s performance-based restricted stock unit award agreement, if the award is not to be assumed or continued following a change in control of the Company that occurs at or prior to the end of the performance period, Mr. Baker will become fully vested in the greater of the number of restricted stock units that would vest based on a shortened performance period and the target number of restricted stock units subject to the award. If the award is not to be assumed or continued following a change in control of the Company that occurs following the end of the performance period, Mr. Baker will become fully vested in all the restricted stock units eligible to vest.

Restrictive covenants. Pursuant to Mr. Barker’s employment agreement, Mr. Barker has agreed not to disclose any of our confidential information or to publicly disparage us at any time during or after his employment with us. In addition, Mr. Barker has agreed that, for a period of one year following a termination of his employment with us, he will not engage in certain competitive activities with us and, for a period of two years following a termination of his employment with us, he will not solicit our employees or independent contractors.

Kevan P. Talbot

Mr. Talbot’s employment agreement, which was entered into on January 21, 2014 and is described under the heading “—Employment Agreements with Our Named Executive Officers,” and the award agreements for his equity awards, provided for certain benefits to be paid to him in connection with a termination of his employment with us under the following circumstances:

Termination of employment for death, incapacity or gross misconduct or without good reason.  In the event that Mr. Talbot’s employment was terminated during his employment term due to his death or incapacity or for gross misconduct, or by Mr. Talbot without good reason (as such terms are defined in his employment agreement), Mr. Talbot would be entitled to receive his base salary and paid personal time off accrued through the date of termination and payment of any unreimbursed business expenses (the “accrued obligations”). Pursuant to the terms of Mr. Talbot’s performance-based restricted stock award agreement, if Mr. Talbot’s employment terminates due to his death or permanent disability (as such term is defined in the award agreement) at or before the end of the performance year, the restricted stock units will remain eligible to vest and Mr. Talbot will vest on the last day of the performance period in one-third of any restricted stock units deemed eligible to vest based on the Company’s performance for the performance period. If Mr. Talbot’s employment terminates due to his death or permanent disability after the end of the performance period but before the second anniversary of the award date, Mr. Talbot will become fully vested in two-thirds of the restricted stock units eligible to vest. If Mr. Talbot’s employment terminates due to his death or permanent disability after the second anniversary of the award date but before the third anniversary of the award date, Mr. Talbot will become fully vested in all the restricted stock units eligible to vest.

Termination of employment without gross misconduct or with good reason.  In the event that Mr. Talbot’s employment was terminated during his employment term without gross misconduct or by Mr. Talbot with good reason, Mr. Talbot would be entitled to the following benefits: (1) the accrued obligations; (2) continued payment of his base salary (at the rate in effect on the termination date) through the date that is twelve months following the termination date; (3) a pro-rata portion of his target bonus for the year of termination; (4) continued company-paid COBRA benefits through the date that is twelve months following the termination date (or, if earlier, the date of his death, the date he becomes eligible for coverage under a future employer’s plan and the date we cease to offer group medical coverage to active executive employees or we are otherwise under no obligation to offer COBRA continuation coverage to Mr. Talbot), and (5) continued participation in the employee merchandise discount program for 12 months. In addition, Mr. Talbot’s time-based equity-based awards would generally become fully vested, to the extent then outstanding and not otherwise vested, in connection with such a termination of employment. Pursuant to the terms of Mr. Talbot’s performance-based restricted stock unit award agreement, in the event Mr. Talbot’s employment is terminated without cause or by Mr. Talbot for good reason (as such terms are defined in the award agreement) at or prior to the end of the performance period, Mr. Talbot will remain eligible to vest in the restricted stock units at the end of the performance period based on the actual performance achieved. In the event Mr. Talbot’s employment is terminated without cause or by Mr. Talbot for good reason following the end of the performance period, Mr. Talbot will become fully vested in all the restricted stock units eligible to vest. In the event Mr. Talbot’s employment is terminated without cause or by Mr. Talbot for good reason upon or following a change in control of the Company that occurs at or prior to the end of the performance period, Mr. Talbot will become fully vested in the greater of the number of restricted stock units that would vest based on a shortened performance period and the target number of restricted stock units subject to the award. The severance benefits described above were contingent upon Mr. Talbot’s continued compliance with the restrictive covenants in his employment agreement and upon Mr. Talbot providing a general release of claims.

Change in Control. Pursuant to Mr. Talbot’s performance-based restricted stock unit award agreement, if the award is not to be assumed or continued following a change in control of the Company that occurs at or prior to the end of the performance period, Mr. Talbot will become fully vested in the greater of the number of restricted stock units that would vest based on a shortened performance period and the target number of restricted stock units subject to the award. If the award is not to be assumed or continued following a change in control of the Company that occurs following the end of the performance period, Mr. Talbot will become fully vested in all the restricted stock units eligible to vest.

Restrictive covenants.  Pursuant to Mr. Talbot’s employment agreement, Mr. Talbot had agreed not to disclose any of our confidential information or to publicly disparage us at any time during or after his employment with us. In addition, Mr. Talbot had agreed that, for a period of one year following a termination of his employment with us, he would not engage in certain competitive activities with us and, for a period of three years following a termination of his employment with us, he would not solicit our employees or customers.

Compensation Committee Interlocks and Insider Participation

Mr. Graham, Mr. Schneider and Mr. Toolson each served on the Compensation Committee during all of fiscal 2018. None of these directors had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

DIRECTOR COMPENSATION

Overview of Director Compensation for Fiscal Year 2018

Compensation for our non-employee directors under our current compensation program for our non-employee directors, which was in effect throughout fiscal year 2018 except as noted below, consists of an annual retainer of $75,000 (which was increased from $60,000 effective in May 2018), an additional annual retainer of $15,000 for serving as Lead Independent Director, an additional annual retainer of $20,000 for serving as Chair of the Audit Committee, an additional annual retainer of $15,000 for serving as Chair of the Compensation Committee, and an additional annual retainer of $10,000 for serving as the Chair of our Nominating and Governance Committee. The annual retainers are paid quarterly to our non-employee directors. Our non-employee directors are not provided any additional fees based on the number of meetings they attend.

On the date of each annual meeting of stockholders, each non-employee director who is serving on our Board will be granted an award of restricted stock units. The number of restricted stock units subject to the award will be determined by dividing $75,000 by the per-share closing price (in regular trading) of our Common Stock on the date of such annual meeting, rounded down to the nearest whole unit. These restricted stock unit awards will vest in 12 substantially equal installments, subject to the non-employee director’s continued service as a director through each vesting date, with the first installment vesting one month following the date of grant and an additional installment vesting on each monthly anniversary of the date of grant thereafter for the next 11 months; provided, however, that the outstanding and unvested portion of the restricted stock unit award will vest in full immediately prior to the first annual meeting of stockholders for the year following the year of grant of the award should such annual meeting occur before the first annual anniversary of the date of grant. Each such restricted stock unit award is made under and subject to the terms and conditions of the 2013 Plan (or any successor equity compensation plan approved by the Company’s stockholders and in effect at the time of grant) and is evidenced by, and subject to the terms and conditions of, a restricted stock unit award agreement in the form used by the Company to evidence restricted stock unit awards to our non-employee directors.

To the extent then vested, the restricted stock units will generally be paid in an equal number of shares of our Common Stock as soon as practicable following the earlier to occur of (1) the date the non-employee director ceases to be a member of the Board or (2) the first anniversary of the grant date of the award. The restricted stock unit awards are generally forfeited as to the unvested portion of the award upon the non-employee director’s termination of service as a director for any reason.

In the case of a new non-employee director who is initially appointed or elected to the Board on a date other than the date of an annual meeting of stockholders (commencing following the Annual Meeting), the non-employee director will be eligible to receive a pro-rated cash retainer and an equity award on the date of such initial appointment or election.

We maintain stock ownership guidelines for our non-employee directors, under which our non-employee directors are required to own shares of our Common Stock equal to at least three times the then-current annual cash retainer paid to our non-employee directors (for example, based on the $75,000 annual retainer described above, our non-employee directors are expected to own shares of our Common Stock equal to $225,000). Shares of our Common Stock owned directly by the non-employee director and unvested restricted stock units issued to the non-employee directors are included for purposes of meeting the guidelines. Our non-employee directors are expected to satisfy these guidelines within five years of the later to occur of (1) the effective date of the guidelines and (2) the date the non-employee director initially joins the Board.

For these purposes, our non-employee directors are members of our Board (1) who are not employed by the Company or one of its subsidiaries and (2) who, unless and until otherwise provided by our Board, are not partners or employees of Seidler or one of its affiliates. A member of our Board who was employed by the Company or one of its subsidiaries, or was a partner or employee of Seidler, or one of its affiliates, received no compensation from us for their service as a member of our Board. We reimburse all of our directors for reasonable expenses incurred to attend Board meetings.

Director Compensation for Fiscal Year 2018

The following table presents information regarding the compensation paid to each of our non-employee directors for the fiscal year ended February 2, 2019. The compensation paid to Messrs. Barker and Schaefer in their capacities as an employee of the Company is presented in the Executive Compensation disclosure starting on page 26.  Messrs. Barker and Schaefer were not entitled to receive additional compensation for their service as a director. Mr. Barker was appointed to the Board on March 13, 2018 in connection with Mr. Schaefer’s retirement from the Board on that date. Mr. Eastland is a partner of Seidler and is not entitled to receive compensation for his service as directors in fiscal year 2018.

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)(1)(2)	($)	($)	($)	($)	($)
Christopher Eastland	2018	—	—	—	—	—	—	—
Kent V. Graham	2018	81,799	74,998	—	—	—	—	156,797
Gregory P. Hickey	2018	86,799	74,998	—	—	—	—	161,797
Richard McBee(3)	2018	—	41,094	—	—	—	—	41,094
Joseph P. Schneider	2018	76,799	74,998	—	—	—	—	151,797
Kay L. Toolson	2018	81,799	74,998	—	—	—	—	156,797

(1)  The amount reported in the “Stock Awards” column of the table above represents, for each non-employee director who received such an award, the fair value on the grant date of the restricted stock unit award granted to the non-employee director in connection with the 2018 Annual Meeting. This value has been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements and in accordance with FASB ASC Topic 718 and reflects the number of shares of our Common Stock subject to the restricted stock units awarded to the non-employee director (15,957 shares in the case of the grants made in connection with the 2018 Annual Meeting) multiplied by the closing price of a share of our Common Stock on the date of grant of the award.

(2)  The following table shows the number of shares of our Common Stock subject to the vested but not paid, and unvested, restricted stock unit awards held by each of our non-employee directors as of February 2, 2019. We have not granted any equity awards other than restricted stock unit awards to any of our non-employee directors

Name	Shares Subject to Units Vested But Not Paid	Shares Subject to Unvested Units
	(#)	(#)
Christopher Eastland	—	—
Kent V. Graham	10,640	5,317
Gregory P. Hickey	10,640	5,317
Richard McBee(3)	3,806	3,804
Joseph P. Schneider	10,640	5,317
Kay L. Toolson	10,640	5,317

 (3)  Mr. McBee was appointed to the Board effective November 4, 2018.

Our Board reserves the right to modify the new compensation program for our non-employee directors and the compensation arrangements for Board members from time to time.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains the 2013 Plan and the ESPP.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted‑average exercise price of outstanding options, and the number of shares remaining available for future award grants as of February 2, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	472,332 (1)	—(2)	988,445(3)
Equity compensation plans not approved by security holders	—	—	—
Totals	472,332	—	988,445

__________________

(1) These shares were subject to restricted stock unit awards then outstanding under the 2013 Plan.

(2) The Company has only granted restricted stock and restricted stock unit awards under the 2013 Plan, which awards do not have an exercise price.

(3) Reflects the 422,296 number of shares that remained available for new award grants under the 2013 Plan on February 2, 2019 and the 566,149 shares that remained available for issuance under the ESPP on February 2, 2019. The shares available for award grants under the 2013 Plan may be used for any type of award that may be granted under the 2013 Plan, as described above and subject to the share limits of the 2013 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 5, 2019, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and named executive officer, and by all current directors and executive officers as a group.

Except as otherwise noted below, the address for those individuals for which an address is not otherwise indicated is c/o Secretary, Sportsman’s Warehouse, 7035 South High Tech Drive, Midvale, Utah 84047.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes to the table below, we believe that the beneficial owners of the Common Stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 42,978,780 shares of Common Stock issued and outstanding as of April 5, 2019.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock as to which the person has the right to acquire beneficial ownership within 60 days of April 5, 2019, through the exercise of any option, conversion rights, or other rights. We did not deem these shares outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Stockholders
T. Rowe Price (1)	4,665,150	10.85%
Towle & Co. (2)	4,143,222	9.64%
Franklin Resources, Inc. (3)	4,077,290	9.49%
BlackRock, Inc (4)	2,600,007	6.05%
Cannell Capital LLC (5)	2,201,757	5.12%
Directors and Named Executive Officers
Jon Barker (6)	289,571	*
Kevan P. Talbot (7)	461,760	*
John V. Schaefer (8)	246,067
Kay L. Toolson (9)	103,888	*
Kent V. Graham (10)	53,873	*
Gregory P. Hickey (11)	53,873	*
Joseph P. Schneider (12)	48,873	*
Richard McBee (13)	27,610	*
Martha Bejar (14)	4,374	*
Christopher Eastland	—	*
All Current Directors and Executive Officers as a group (9 persons) (15)	1,043,822	2.42%

__________________

*Less than 1.0% of total.

1)Based on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. on February 14, 2019. According to the Schedule 13G/A, as of December 31, 2018, sole voting power is held by T. Rowe Price Associates, Inc. over 859,797 shares of Common Stock, sole voting power is held by T. Rowe Price Small-Cap Value Fund, Inc. over 3,759,453 shares of Common

Stock, and sole dispositive power is held by T. Rowe Price Associates, Inc. over 4,665,150 shares of Common Stock. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)Based on a Schedule 13G filed with the SEC by Towle & Co. on February 14, 2019. According to the Schedule 13G/A, as of December 31, 2018, sole voting power is held by Towle & Co. over 4,080,802 shares of Common Stock, and sole dispositive power is held over 4,143,222 shares of Common Stock. The address of Towle & Co. is 1610 Des Peres Road, Suite 250, St. Louis, Missouri 63131.

(3)Based on a Schedule 13G/A filed with the SEC by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. on January 28, 2019. According to the Schedule 13G/A, as of December 31, 2018, sole voting power is held by FRI over 4,077,290 shares of common stock. According to the Schedule 13G/A, Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. As such, they may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. The Schedule 13G/A states that FRI, Charles B. Johnson and Rupert H. Johnson, Jr. each disclaim any pecuniary interest in any of such securities. The address of FRI. is One Franklin Parkway, San Mateo, California, 94403.

(4)Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 6, 2019. According to the Schedule 13G/A, as of December 31, 2018, sole voting power is held by BlackRock, Inc. over 2,505,005 shares of Common Stock, and sole dispositive power is held over 2,600,007 shares of Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street New York, New York 10055.

(5)Based on a Schedule 13G filed with the SEC by Cannell Capital, LLC. on February 14, 2019. According to the Schedule 13G, as of December 31, 2018, Cannell Capital, LLC and J. Carlo Cannell have shared voting power over 2,201,757 shares of Common Stock, and shared dispositive power over 2,201,757 shares of Common Stock. The address of Cannell Capital LLC. is 245 Meriwether Circle, Alta, WY 83414.

(6)Includes 81,903 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 5, 2019. Also includes 23,623 shares of Common Stock held by Karen Seaman with whom the Reporting Person shares a household. Mr. Barker disclaims beneficial ownership of the shares of Common Stock, except to the extent of his indirect pecuniary interests, if any, in those shares. This report shall not be deemed an admission that Mr. Barker is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(7)Includes 359,507 shares of Common Stock held by the Kevan P. Talbot Revocable Trust and over which Mr. Talbot holds sole voting and dispositive power and 15,000 shares of Common Stock held by Pit Stop Properties, LLC (“Pit Stop Properties”). Mr. Talbot, through the Kevan P. Talbot Revocable Trust, and his wife, through her revocable trust, are the sole general members of Pit Stop Properties and Mr. Talbot, his wife and four additional individuals have investor member interests in Pit Stop Properties. Mr. Talbot disclaims beneficial ownership of the 15,000 shares of Common Stock held by Pit Stop Properties except to the extent of his pecuniary interest therein. Also includes 29,783 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 5, 2019.

(8)Mr. Schaefer served as the Company’s Chief Executive Officer and a director until March 13, 2018.  Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Schaefer with the SEC prior to March 13, 2018, adjusted to give effect to subsequent transactions through April 5, 2019 of which we are aware in connection with connection with employment-related equity awards.

(9)Includes 2,660 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 5, 2019.

(10)Includes 2,660 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 5, 2019.

(11)Includes 2,660 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 5, 2019.

(12)Includes 2,660 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 5, 2019.

(13)Includes 2,536 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 5, 2019.

(14)Includes 1,458 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 5, 2019.

(15)Includes 129,236 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days after April 5, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, including any amendments thereto or written responses to annual directors’ and officers’ questionnaires that no other reports were required, during the fiscal year ended February 2, 2019, our officers, directors, and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Relating Related Party Transactions

Our Board has adopted a written Related Person Transaction Policy, providing that our Audit Committee is responsible for reviewing “related party transactions,” which are transactions (i) in which we are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 or such lower threshold as our Audit Committee may determine, and (iii) in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, nominee for director, executive officer or greater than 5% beneficial owner of our Common Stock and their immediate family members. Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our Audit Committee. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. No member of our Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party, except that such member may be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the Committee.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current executive officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Additionally, we may enter into indemnification agreements with any future directors or executive officers.

PROPOSAL 2

APPROVAL OF THE SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

2019 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan (the “2019 Plan”), which was adopted, subject to stockholder approval, by the Board on April 5, 2019.

•

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2019 Plan are an important attraction, retention and motivation tool for participants in the plan.

•	The equity awards we have granted generally include long-term vesting requirements, and thereby help to further link the interests of award recipients with the interests of our stockholders.
•

Half of the restricted stock units we granted to our executive officers in fiscal year 2018 were subject to both performance-based and time-based vesting requirements.  As evidence of the rigor of our performance-based compensation program, only 20% of the target number of restricted stock units subject to these awards became eligible to vest, and those units remain subject to time-based vesting over a three-year vesting period.

•	We carefully monitor the potential dilution that our equity awards could create. More information on our overhand and burn rate is included below in this proposal.

The Company currently maintains the Sportsman’s Warehouse Holdings, Inc. 2013 Performance Incentive Plan (the “2013 Plan”).  As of April 12, 2019, a total of 505,196 shares of our Common Stock were then subject to outstanding awards granted under the 2013 Plan, and an additional 422,296 shares of our Common Stock were then available for new award grants under the 2013 Plan.

The Board believes that the number of shares currently available under the 2013 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.  If stockholders approve the 2019 Plan, no new awards will be granted under the 2013 Plan after the Annual Meeting.  In that case, the number of shares of our Common Stock that remain available for award grants under the 2013 Plan immediately prior to the Annual Meeting will become available for award grants under the 2019 Plan.  An additional 3.5 million shares of our Common Stock will also be made available for award grants under the 2019 Plan.  In addition, if stockholders approve the 2019 Plan, any shares of Common Stock subject to outstanding awards under the 2013 Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2019 Plan.

If stockholders do not approve the 2019 Plan, the Company will continue to have the authority to grant awards under the 2013 Plan.  If stockholders approve the 2019 Plan, the termination of our grant authority under the 2013 Plan will not affect awards then outstanding under that plan.

Summary Description of the 2019 Performance Incentive Plan

The principal terms of the 2019 Plan are summarized below.  The following summary is qualified in its entirety by the full text of the 2019 Plan, which appears as Exhibit A to this Proxy Statement.

Purpose.  The purpose of the 2019 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards.  Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.  Our Board or one or more committees appointed by our Board will administer the 2019 Plan.  Our Board has delegated general administrative authority for the 2019 Plan to the Compensation Committee.  The Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2019 Plan.  (The appropriate acting body, be it the Board or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2019 Plan, including, without limitation, the authority:

"	to select eligible participants and determine the type(s) of award(s) that they are to receive;
"

to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

"

to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);

"	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
"	subject to the other provisions of the 2019 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
"

to determine the method of payment of any purchase price for an award or shares of our Common Stock delivered under the 2019 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

"

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

"	to approve the form of any award agreements used under the 2019 Plan; and
"	to construe and interpret the 2019 Plan, make rules for the administration of the 2019 Plan, and make all other determinations for the administration of the 2019 Plan.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility.  Persons eligible to receive awards under the 2019 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.  Currently, all officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the seven non-employee directors of the Company, are considered eligible under the 2019 Plan.

Aggregate Share Limit.  The maximum number of shares of our Common Stock that may be issued or transferred pursuant to awards under the 2019 Plan equals the sum of the following (such total number of shares, the “Share Limit”):

"	3.5 million shares, plus
"

the number of shares available for additional award grant purposes under the 2013 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the Annual Meeting, plus

"

the number of any shares subject to restricted stock unit awards granted under the 2013 Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested, plus any shares that are withheld or reacquired by the Company to satisfy the tax withholding obligations related to any award granted under the 2013 Plan that is outstanding as of the date of the Annual Meeting.

As of April 12, 2019, 422,296 shares were available for additional award grant purposes under the 2013 Plan, and 505,196 shares were subject to restricted stock and restricted stock unit awards then outstanding under the 2013 Plan. As noted above, no additional awards will be granted under the 2013 Plan if stockholders approve the 2019 Plan.

Additional Share Limits.  The following other limits are also contained in the 2019 Plan.  These limits are in addition to, and not in lieu of, the Share Limit for the plan described above.

"

The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 3.5 million shares. (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Share Limit above.)

"

The maximum grant date fair value for awards granted to a non-employee director under the 2019 Plan during any one calendar year is $125,000, except that this limit will be $200,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Share-Limit Counting Rules.  The Share Limit of the 2019 Plan is subject to the following rules:

"

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2019 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2019 Plan.

"

To the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2019 Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be charged against the Share Limit with respect to such exercise.)

"

Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2019 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award granted under the 2019 Plan, will not be counted against the Share Limit and will again be available for subsequent awards under the 2019 Plan.

"

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2019 Plan.

"

In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit.  (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit.)  Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2019 Plan other than the aggregate Share Limit.

In addition, the 2019 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2019 Plan.  The Company may not increase the applicable share limits of the 2019 Plan by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards.  The 2019 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in our Common Stock or units of our Common Stock, as well as cash bonus awards.  The 2019 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of our Common Stock at a future date at a specified price per share (the “exercise price”).  The per share exercise price of an option generally may not be less than the fair market value of a share of our Common Stock on the date of grant.  The maximum term of an option is ten years from the date of grant.  An option may either be an incentive stock option or a nonqualified stock option.  Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2019 Plan” below.  Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2019 Plan.  Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of our Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right.  The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of our Common Stock on the date of grant.  Stock appreciation rights may be granted in connection with other awards or independently.  The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2019 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2019 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  The Administrator may provide that awards under the 2019 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards.  If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its Common Stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2019 Plan will not automatically become fully vested pursuant to the provisions of the 2019 Plan so long as such awards are assumed, substituted for or otherwise continued.  However, if awards then-outstanding under the 2019 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement.  The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2019 Plan.  For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.  For the treatment of outstanding equity awards held by the named executive officers in connection with a termination of employment and/or a change in control of the Company, please see the “Potential Payments Upon Termination or Change in Control” above in this Proxy Statement.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.6 of the 2019 Plan, awards under the 2019 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient.  Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.  The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2019 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.  Except as expressly provided with respect to the termination of the authority to grant new awards under the 2013 Plan if stockholders approve the 2019 Plan, the 2019 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

Termination of or Changes to the 2019 Plan.  The Board may amend or terminate the 2019 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board.  Unless terminated earlier by the Board and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2019 Plan will terminate on April 5, 2029. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2019 Plan

The U.S. federal income tax consequences of the 2019 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2019 Plan.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid.  In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2019 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 attributable to awards held by current or former named executive officers may not be deductible by the Company in certain circumstances.

Specific Benefits under the 2019 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2019 Plan.  The Company is not currently considering any other specific award grants under the 2019 Plan, other than the annual grants of restricted stock units to our non-employee directors described in the following paragraph.  If the 2019 Plan had been in existence in fiscal year 2018, the Company expects that its award grants for fiscal year 2018 would not have been substantially different from those actually made in that year under the 2013 Plan.  For information regarding stock-based awards granted to the Company’s named executive officers during fiscal year 2018, see the material under the heading “Executive Compensation” above.

As described under “Director Compensation” above, our current compensation policy for non-employee directors provides for each non-employee director to receive an annual award of restricted stock units, with the number of shares subject to each award to be determined by dividing $75,000 by the per-share closing price (in regular trading) of our Common Stock on the date of our annual meeting, rounded down to the nearest whole unit, as described above. Assuming, for illustrative purposes only, that the price of the Common Stock used for the conversion of the dollar amount set forth above into shares is $5.21, the number of shares that would be allocated to the Company’s six non-employee directors (excluding Mr. Eastland as he is not entitled to receive compensation as a director) as a group for the term of the 2019 Plan pursuant to the annual grant formula is approximately 863,700 shares. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2020 through 2029 (the ten remaining years in the term of the 2019 Plan, assuming the plan is approved) based on that assumed stock price.  This calculation also assumes that there are no new eligible directors, there continue to be six eligible directors seated and there are no changes to the awards granted under the director equity grant program.

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2019 Plan.  The 2013 Plan is currently the Company’s only equity compensation plan (other than the Company’s Employee Stock Purchase Plan (the “ESPP”)).  The ESPP generally provides for broad-based participation by employees of the Company and affords employees who elect to participate an opportunity to purchase shares of our Common Stock at a discount.  Certain information regarding the number of shares of our Common Stock available for issuance under the ESPP is included under the heading “Equity Compensation Plan Information” above.  The discussion that follows in this “Specific Benefits” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP.

“Overhang” refers to the number of shares of our Common Stock that are subject to outstanding awards or remain available for new award grants.  The following table shows the total number of shares of our Common Stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2013 Plan and that were then available for new award grants under the 2013 Plan as of February 2, 2019 and as of April 12, 2019.  (In this 2019 Plan proposal, the number of shares of our Common Stock subject to restricted stock and restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of our Common Stock covered by those awards (with performance-based awards included based on target level of performance).)  No stock options have been granted under the 2013 Plan and there are no outstanding Company stock options.

	As of February 2, 2019	As of April 12, 2019
Shares subject to outstanding restricted stock and restricted stock unit awards	505,196	505,196
Shares available for new award grants	422,296	422,296

The weighted-average number of shares of our Common Stock issued and outstanding in each of the last three fiscal years was 42,269,940 shares issued and outstanding in fiscal 2016; 42,617,757 shares issued and outstanding in fiscal 2017; and 42,978,780 shares issued and outstanding in fiscal 2018.  The number of shares of our Common Stock issued and outstanding as of February 2, 2019 and April 12, 2019 was 42,978,780 and 42,978,780 shares, respectively.

“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time.  The total number of shares of our Common Stock subject to awards that the Company granted under the 2013 Plan in each of the last three fiscal years,  are as follows:

"

350,000 shares in fiscal 2016 (which was 0.6% of the weighted-average number of shares of our Common Stock issued and outstanding in fiscal 2016), of which 162,000 shares were subject to restricted stock awards (excluding performance-based vesting awards), 188,000 shares were subject to performance-based vesting restricted stock awards (based on a target level of performance);

"

456,000 shares in fiscal 2017 (which was 1.0% of the weighted-average number of shares of our Common Stock issued and outstanding in fiscal 2017), of which all were subject to time-based restricted stock unit awards; and

"

493,000 shares in fiscal 2018 (which was 0.9% of the weighted-average number of shares of our Common Stock issued and outstanding in fiscal 2018), of which 330,000 shares were subject restricted stock unit awards (excluding performance-based vesting awards) and 163,000 shares were subject to performance-based vesting restricted stock unit awards (based on a target level of performance);

Thus, the total number of shares of our Common Stock subject to awards granted under the 2013 Plan per year over the last three fiscal years (2016, 2017 and 2018) has been, on average, 0.8% of the weighted-average number of shares of our Common Stock issued and outstanding for the corresponding year.  Performance-based vesting awards have been included above in the year in which the award was granted.  The actual number of shares subject to performance-based vesting restricted stock and restricted stock unit awards that became eligible to vest in fiscal 2016 and fiscal 2018 because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was 73,000 shares and 32,000 shares, respectively.

The total number of shares of our Common Stock that were subject to awards granted under the 2013 Plan that terminated or expired, and thus became available for new award grants under the 2013 Plan, in each of the last three fiscal years, and to date (as of April 12, 2019) in fiscal 2019, are as follows: 6,000 in fiscal 2016, 1,000 in fiscal 2017, 7,000 in fiscal 2018, and 0 in fiscal 2019.  Shares subject to 2013 Plan awards that terminated or expired and became available for new award grants under the 2013 Plan have been included when information is presented in this 2019 Plan proposal on the number of shares available for new award grants under the 2013 Plan.

The Compensation Committee anticipates that the 3.5 million additional shares requested for the 2019 Plan (together with the shares available for new award grants under the 2013 Plan on the Annual Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2019 Plan through approximately the end of fiscal 2024.  However, this is only an estimate, in the Company’s judgment, based on current circumstances.  The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our Common Stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of our Common Stock as of April 5, 2019 was $5.21 per share.

Vote Required for Approval of the 2019 Performance Incentive Plan

The Board believes that the adoption of the 2019 Plan will promote the interests of the Company and its stockholders and will help the Company continue to be able to attract, retain and reward persons important to our success.

All members of the Board and all of the Company’s executive officers are eligible for awards under the 2019 Plan and thus have a personal interest in the approval of the 2019 Plan.

Approval of the 2019 Plan requires the affirmative vote of a majority of the of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal.  Abstentions will be considered as a vote “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2019 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of KPMG has served as our independent registered public accounting firm since 2002. The Audit Committee has selected KPMG LLP, or KPMG, as the Company’s independent registered public accounting firm for fiscal year 2019, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of KPMG for ratification by stockholders as a matter of good corporate governance. If the stockholders should fail to ratify the selection of KPMG as the Company’s independent registered public accounting firm for fiscal year 2019, the Audit Committee will consider the appointment of a different independent registered public accounting firm for fiscal year 2019. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

The following table shows the aggregate fees billed to us for professional services by KPMG for fiscal years 2018 and 2017:

	Fiscal 2018	Fiscal 2017
Audit Fees (1)	$505,353	$404,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	91,640	97,832
All Other Fees (4)	—	—
Total Fees	$596,993	$501,832

(1) Audit fees represent fees billed or accrued for professional services rendered for the audit of our consolidated annual financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements. In 2018, the audit fees included the issuance of a comfort letter for $62,000.

(2) Audit-related fees represent fees billed for services rendered during the fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”. In 2018 and 2017, we did not incur any such fees.

(3) Tax fees represent fees billed for professional services rendered for the preparation of our federal and state income tax returns and other tax consulting services.

(4) All other fees represent fees billed for services other than those reported as “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”  We did not incur any such fees in fiscal year 2018 or fiscal year 2017.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC. The Audit Committee also concluded that KPMG’s provision of audit and tax services to the Company and its affiliates is compatible with KPMG’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also may pre-approve detailed types of audit-related and permitted tax and other services, subject to certain dollar limits, to be performed during the next twelve months. All other non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis, subject to those exceptions that may be permitted by applicable law. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities shall be reported to the Audit Committee at each regularly scheduled meeting. In accordance with this policy, the audit committee pre-approved all services to be performed by the Company’s independent registered public accounting firm in fiscal years 2018 and 2017.

Vote Required for Ratification of the Appointment of our Independent Registered Public Accounting Firm

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the proposal. Abstentions will be considered as a vote “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2020 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials.  If you would like to present a proposal for possible inclusion in our 2020 proxy statement pursuant to the SEC’s rules, please send the proposal to the attention of the Secretary, Sportsman’s Warehouse Holdings, Inc., 7035 South High Tech Drive, Midvale, Utah 84047. To be eligible for inclusion in our proxy statement, proposals must be received by December 21, 2019 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  If we change the date of the 2020 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2020 annual meeting of stockholders.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board of Directors at the 2020 annual meeting of stockholders or wish to present a proposal at the 2020 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials the Company distributes for such meeting, must deliver written notice of the nomination or proposal to the Company’s Secretary no earlier than January 30, 2020 and no later than February 29, 2020 (provided, however, that if the 2020 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 120th  day prior to the date of the 2020 annual meeting of stockholders and no later than the 90th  day prior to the date of the 2020 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2020 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Section 2.15 of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2020 annual meeting of stockholders.  A stockholder’s written notice should be sent to the attention of the attention of the Secretary, Sportsman’s Warehouse Holdings, Inc., 7035 South High Tech Drive, Midvale, Utah 84047.

OTHER MATTERS

The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the meeting. As to any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof, the proxyholders named in the proxies solicited by the Board will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board.

ANNUAL REPORT TO STOCKHOLDERS

Our 2018 Annual Report has been posted, and is available without charge, on our corporate website at investors.sportsmans.com. For stockholders receiving a Notice of Internet Availability, such Notice of Internet Availability will contain instructions on how to request a printed copy of our 2018 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2018 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2018 Annual Report (including the financial statements but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our Common Stock. Requests can be made by writing to the attention of the Secretary, Sportsman’s Warehouse Holdings, Inc., 7035 South High Tech Drive, Midvale, Utah 84047.

DATED: Midvale, Utah, April 19, 2019.

EXHIBIT A

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

2019 PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF PLAN

The purpose of this Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan (this “Plan”) of Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons.  An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws.  An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine.  As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION
3.1

The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator.  The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan.  Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.  A committee may delegate some or all of its authority to another committee so constituted.  The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan.  The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan.  Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2

Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3

Prohibition on Repricing.  Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4

Binding Determinations.  Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.  Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5

Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation.  No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1

Shares Available.  Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.  For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
4.2

Aggregate Share Limit.  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)3,500,000 shares of Common Stock, plus

(2)the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2013 Performance Incentive Plan (the “2013 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2013 Plan as of the Stockholder Approval Date, plus

(3)the number of any shares subject to restricted stock unit awards granted under the 2013 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested, plus any shares that are withheld or reacquired by the Corporation to satisfy the tax withholding obligations related to any award granted under the 2013 Plan that is outstanding and unvested on the Stockholder Approval Date;

provided that in no event shall the Share Limit exceed 4,427,492 shares (which is the sum of the 3,500,000 shares set forth above, plus the number of shares available under the 2013 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the 2013 Plan as of the Effective Date).

4.3	Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a)The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 3,500,000 shares.

(b)Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b).  The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $125,000; provided that this limit is $200,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board.  For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries.  For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting.  The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries.  The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)Except as provided below, to the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise and the 85,000 shares not issued shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.)

(c)Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(d)To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(e)In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit.  (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit).  Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(f)The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards.  Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 4.3, Section 7 and Section 8.10.

4.5

No Fractional Shares; Minimum Issue.    Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan.  The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.  The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS
5.1

Type and Form of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person.  Awards may be granted singly, in combination or in tandem.  Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries.  The types of awards that may be granted under this Plan are:

5.1.1 Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator.  An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO).  The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option.  The maximum term of each option (ISO or nonqualified) shall be ten (10) years.  The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option.  When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2 Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options.  In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first.  To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO.  ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question).  No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.  If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3 Stock Appreciation Rights.  A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR.  The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards; Dividend Equivalent Rights.  The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards.  The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards.  Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan.  In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2

Award Agreements.  Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.  The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation.  The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.3

Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose.  The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan.  The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4

Consideration for Common Stock or Awards.  The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;
•	notice and third party payment in such manner as may be authorized by the Administrator;
•	the delivery of previously owned shares of Common Stock;
•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or
•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law.  Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value.  The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied.  Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5

Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the NASDAQ Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market for the next preceding day on which sales of Common Stock were reported on the Market.  The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day.  If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.  The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.6 Transfer Restrictions.

5.6.1 Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.1 Exceptions.  The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing.  Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.1 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d)if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the

United States.  Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time.  The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1

General.  The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award.  If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Employment.  Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months.  In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires.  In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3

Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7. ADJUSTMENTS; ACCELERATION
7.1 Adjustments.

(a)Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2 Corporate Transactions - Assumption and Termination of Awards.

(a)Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.  Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and

SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

(d)The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.  Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve.  The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded.  To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8. OTHER PROVISIONS
8.1

Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2

No Rights to Award.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause.  Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person.  To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding.  Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.  Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date.  This Plan is effective as of April 5, 2019, the date of its approval by the Board (the “Effective Date”).  This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date.  Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date.  After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part.  No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.  Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5 Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change.  Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant.  Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Severability.

8.8.1 Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

8.8.1 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9

Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.  The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security.  Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12

No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary.  No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.  Awards need not be structured so as to be deductible for tax purposes.

8.13

Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.  Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.
8.14

Clawback Policy.  The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).